Exhibit (a)(5)(B)

Westrock Coffee Company Announces Expiration and Results of Exchange Offer and Consent Solicitation

LITTLE ROCK, Ark., September 27, 2024 – Westrock Coffee Company (NASDAQ: WEST) (“Westrock Coffee” or the “Company”), a leading integrated coffee, tea, flavors, extracts, and ingredients solutions provider in the United States, today announced the expiration and results of its previously announced exchange offer (the “Offer”) and consent solicitation (the “Consent Solicitation”) relating to its outstanding (i) public warrants to purchase shares of common stock of the Company, par value $0.01 per share (“common shares”), which warrants trade on The Nasdaq Global Market under the symbol “WESTW” (the “public warrants”), and (ii) private placement warrants to purchase common shares (the “private placement warrants” and, together with the public warrants, the “warrants”).

The Offer and Consent Solicitation expired at 5:00 p.m., Eastern Time, on September 26, 2024 (the “Expiration Date”).

The Company has been advised that as of the Expiration Date, (x) 16,676,541 outstanding public warrants were validly tendered and not validly withdrawn in the Offer and Consent Solicitation, representing approximately 97.42% of the public warrants and (y) 2,026,046 outstanding private placement warrants were validly tendered and not validly withdrawn in the Offer and Consent Solicitation, representing 100% of the private placement warrants. The Company expects to accept all validly tendered warrants for exchange and settlement on or about September 30, 2024.

In addition, pursuant to the Consent Solicitation, the Company has received the approval of holders of approximately 97.42% of the outstanding public warrants and 100% of the outstanding private placement warrants to amend the Warrant Agreement (“Amendment No. 1”), which exceeds (x) the required 50% threshold of the outstanding public warrants required to amend the Warrant Agreement with respect to the public warrants and (y) the required 50% threshold of the outstanding private placement warrants required to amend the Warrant Agreement with respect to the private placement warrants. Amendment No. 1 will permit the Company to require that each public warrant and each private placement warrant that is outstanding upon settlement of the Offer be converted into 0.261 common shares, which is a ratio 10% less than the exchange ratio applicable to the Offer.

The Company expects to execute Amendment No. 1 concurrently with the settlement of the Offer, and thereafter expects to exercise its right in accordance with the terms of Amendment No. 1, to exchange all of the remaining untendered warrants for common shares, following which, no warrants will remain outstanding.

The Company engaged Stifel, Nicolaus & Company, Incorporated as the dealer manager for the Offer and Consent Solicitation, D.F. King & Co., Inc. as the information agent for the Offer and Consent Solicitation, and Computershare Inc. and its affiliate, Computershare Trust Company, N.A, as the exchange agent for the Offer and Consent Solicitation. Additionally, ICR Capital LLC acted as financial advisor to Westrock Coffee and Wachtell, Lipton, Rosen & Katz acted as legal advisor to Westrock Coffee.

No Offer or Solicitation

This press release shall not constitute an offer to exchange or the solicitation of an offer to exchange or the solicitation of an offer to purchase any securities, nor shall there be any exchange or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. A registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission (“SEC”) registering common shares issuable in the Offer was declared effective by the SEC on September 24, 2024.

About Westrock Coffee

Westrock Coffee is a leading integrated coffee, tea, flavors, extracts, and ingredients solutions provider in the United States, providing coffee sourcing, supply chain management, product development, roasting, packaging, and distribution services to the retail, food service and restaurant, convenience store and travel center, non-commercial account, CPG, and hospitality industries around the world. With offices in 10 countries, the company sources coffee and tea from numerous countries of origin.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time, including statements regarding the expected timing of the exchange of all remaining untendered warrants for common shares pursuant to Amendment No. 1. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These statements are based on information available to Westrock Coffee as of the date hereof and Westrock Coffee is not under any duty to update any of the forward-looking statements after the date of this communication to conform these statements to actual results. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of the management of Westrock Coffee as of the date hereof and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and should not be relied on by an investor, or others, as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Westrock Coffee. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, changes in domestic and foreign business, market, financial, political, and legal conditions; risks relating to the uncertainty of the projected financial information with respect to Westrock Coffee; risks related to the rollout of Westrock Coffee’s business and the timing of expected business milestones; the effects of competition on Westrock Coffee’s business; the ability of Westrock Coffee to issue equity or equity-linked securities or obtain debt financing in the future; the risk that Westrock Coffee fails to fully realize the potential benefits of acquisitions or joint ventures or has difficulty successfully integrating acquired companies; Westrock Coffee’s inability to successfully build out operations and commercialize customers within the anticipated time frame following the recent opening of its new facility in Conway, Arkansas or incurring additional expenses in the process; the loss of significant customers or delays in bringing their products to market; and those factors discussed in the section titled “Risk Factors” in the Company’s Registration Statement on Form S-4, originally filed on August 28, 2024 (as later amended and supplemented) and other documents Westrock Coffee has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Westrock Coffee does not presently know, or that Westrock Coffee currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, the forward-looking statements reflect Westrock Coffee’s expectations, plans, or forecasts of future events and views as of the date of this communication. Westrock Coffee anticipates that subsequent events and developments will cause Westrock Coffee’s assessments to change. However, while Westrock Coffee may elect to update these forward-looking statements at some point in the future, Westrock Coffee specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as a representation of Westrock Coffee’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts

Media:

Westrock Coffee: PR@westrockcoffee.com

Investor Contact:

Westrock Coffee: IR@westrockcoffee.com